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                           Davis, Malm & D'Agostine
                          A Professional Corporation
                                                                       EXHIBIT 5
                                                                       ---------
                               One Boston Place
                          Boston, Massachusetts 02108
                                96170 367-2500

                                            January 2, 1997

Benthos, Inc.
49 Edgerton Drive
Falmouth, Massachusetts  02556

Ladies and Gentlemen:

         You are seeking to register 290,000 shares of Common Stock, $.0667 par value per share, of Benthos, Inc. (the "Company") under the Securities Act of 1933, as amended, for sale pursuant to options granted under the Benthos, Inc. Stock Option Plan and the 1994 Stock Option Plan for Non-Employee Directors, including certain individually negotiated options. You have requested that we furnish to you an opinion as to the legality of these securities, which opinion is to be filed as Exhibit 5 to your Registration Statement on Form S-8 with respect to such securities (the "Registration Statement").

         We have examined the Restated Articles of Organization and By-Laws of the Company, copies of votes of the Board of Directors of the Company, the Registration Statement as filed with the Securities and Exchange Commission (the "Commission") with respect to the offering of such securities, and such other documents as we deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

         We are of the opinion and advise you that, upon the issuance of an appropriate order by the Commission allowing the Registration Statement to become effective, the shares of Common Stock being registered will be legally issued, fully paid and nonassessable.

         This opinion does not pass on the application of the "Blue Sky" or securities law of the various states.

         We hereby consent that this opinion may be filed as an exhibit to the Registration Statement. We further consent to the use of our name and to all references to us included in or made a part of the Registration Statement.

                                            Yours very truly,

                                            DAVIS, MALM & D'AGOSTINE, P.C.

                                            By /s/ William F. Griffin, Jr.
                                              ____________________________
                                              William F. Griffin, Jr.,
                                                Managing Director